SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               FORM 8-K/A (No. 1)


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    July 1, 1996


                             Featherlite Mfg., Inc.
             (Exact name of registrant as specified in its charter)


                                    Minnesota
                 (State or other jurisdiction of incorporation)


          0-24804                                      41-1621676
   (Commission File Number)                (I.R.S. Employer Identification No.)


         Highways 63 and 9, Cresco, Iowa                             52136
   (Address of principal executive offices)                        (Zip Code)


                                 (319) 547-6000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

     (1) Audited Financial Statements of Vantare International, Inc. as of December 31, 1995 and for the year then ended, consisting of:

          (A)  Independent Auditors' Report
          (B)  Balance Sheet
          (C)  Statement of Operations and Accumulated Deficit
          (D)  Statement of Cash Flows
          (E)  Notes to Financial Statements

     (2) Unaudited Financial Statements of Vantare International, Inc. as of June 30, 1996 and for the six month periods ended June 30, 1996 and June 30, 1995, consisting of:

          (A)  Balance Sheets
          (B)  Statements of Operations and Accumulated Deficit
          (C)  Statements of Cash Flows
          (D)  Notes to Financial Statements


(b) Pro Forma Financial Information

     (1) Pro Forma Combined Consolidated  Financial Information  consisting of:

         (A) Pro forma combined consolidated balance sheet as of June 30, 1996.
         (B) Pro forma consolidated statements of income for the six month period ended June 30, 1996 and the year ended December 31, 1995
         (C)  Notes to Pro forma Consoldidated Financial Statements

(c)  Exhibits
          See Exhibit Index on page following Signatures

The Board of Directors
Vantare International, Inc.
Port of Sanford, Florida


                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying balance sheet of Vantare International, Inc. (the "Company") as of December 31, 1995, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion,  the  financial  statements  referred to above  present fairly, in all material respects, the financial position of Vantare International, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                             /s/ Graham & Cottrill, P.A.
                                             GRAHAM & COTTRILL, P.A.



June 28, 1996

                           VANTARE INTERNATIONAL, INC.
                                  BALANCE SHEET
                                December 31, 1995


                                     ASSETS


CURRENT ASSETS:
     Accounts receivable:
       Trade, net                                                  $   31,544
       Insurance claim                                                122,386
     Inventories                                                    4,335,715
     Prepaid expenses and other                                        27,578
                                                                    ---------
             Total current assets                                   4,517,223

PROPERTY AND EQUIPMENT, at cost less accumulated depreciation         214,469

DEPOSITS AND OTHER ASSETS                                             119,185
                                                                    ---------
             Total assets                                          $4,850,877
                                                                   ==========


                      LIABILITIES AND STOCKHOLDER'S DEFICIT


CURRENT LIABILITIES:
     Checks issued not yet presented                               $  520,847
     Line of credit                                                   837,085
     Trade accounts payable                                         1,999,214
     Accrued expenses and other liabilities                           291,313
     Customer deposits                                              2,104,185
                                                                    ---------
             Total current liabilities                              5,752,644

NOTE PAYABLE TO STOCKHOLDER                                           166,099
                                                                    ---------
             Total liabilities                                      5,918,743

STOCKHOLDER'S DEFICIT:
     Common stock                                                         500
     Additional paid-in capital                                       384,570
     Accumulated deficit                                           (1,452,936)
                                                                   -----------

             Total stockholder's deficit                           (1,067,866)
                                                                   -----------
             Total liabilities and stockholder's deficit           $4,850,877
                                                                   ==========

                      See The Notes To Financial Statements

                           VANTARE INTERNATIONAL, INC.
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                      For The Year Ended December 31, 1995





NET SALES                                                         $19,821,341

COST OF SALES                                                      19,368,551
                                                                   ----------
GROSS PROFIT                                                          452,790

OPERATING EXPENSES                                                    698,678
                                                                   ----------
LOSS FROM OPERATIONS                                                 (245,888)
                                                                   ----------
OTHER INCOME (EXPENSE):
     Property damage claim                                            122,386
     Miscellaneous income                                              20,566
     Interest expense                                                 (50,798)
                                                                   ----------
             Total other income (expense), net                         92,154
                                                                   ----------
NET LOSS                                                             (153,734)

ACCUMULATED DEFICIT - Beginning of year                            (1,299,202)
                                                                   ----------
ACCUMULATED DEFICIT - End of year                                 $(1,452,936)
                                                                   ==========


                      See The Notes To Financial Statements

                           VANTARE INTERNATIONAL, INC.
                             STATEMENT OF CASH FLOWS
                      For The Year Ended December 31, 1995





CASH FLOWS USED FOR OPERATING ACTIVITIES:
     Net loss                                                      $ (153,734)
       Adjustments to reconcile net loss to net cash
       flows from operating activities:
          Depreciation                                                 36,268
          Bad debt expense                                              9,821
          Loss on sale of property and equipment                          449
          Change in accounts receivable                              (136,302)
          Change in inventories                                      (951,799)
          Change in prepaid expenses and other                        (27,067)
          Change in other assets                                       35,000
          Change in trade accounts payable                            437,848
          Change in accrued expenses and other liabilities            127,755
          Change in customer deposits                                 (56,364)
                                                                     --------
             Net cash flows used for operating activities            (678,125)
                                                                     --------
CASH FLOWS USED FOR INVESTING ACTIVITIES:
     Purchases of property and equipment                              (68,514)
     Proceeds from sale of property and equipment                      12,233
                                                                     --------
             Net cash flows used for investing activities             (56,281)
                                                                     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Checks issued not yet presented                                  520,847
     Borrowings from stockholder                                       51,021
     Repayment of borrowings from stockholder                        (163,232)
     Net borrowings on line of credit                                 319,343
     Repayment of other borrowings                                     (6,436)
                                                                     --------
             Net cash flows from financing activities                 721,543
                                                                     --------
NET CHANGE IN CASH                                                    (12,863)

CASH - Beginning of year                                               12,863
                                                                     --------
CASH - End of year                                                  $    --
                                                                     --------
SUPPLEMENTAL DISCLOSURE:
     Cash paid during the year for:
       Interest                                                     $  33,630
                                                                     ========




                      See The Notes To Financial Statements

                           VANTARE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Industry: The Company is a manufacturer and servicer of custom bus-conversion motor coaches which commenced operations in 1991. The Company primarily sells its product to individuals throughout the United States and Canada.

     Revenue recognition: The Company recognizes revenue, net of all anticipated discounts, when the title to the motor coach passes, normally upon completion of production and issuance of an invoice and Manufacturer's Statement of Origin. Customer deposits consist of cash down payments and vehicle trade-ins and are recognized as revenue based upon the above conditions being met.

     Inventories: New coach shells and used coaches are stated at the lower of cost or market on a specific identification basis. Raw material inventories are stated at the lower of cost or market with costs determined by the average cost method. New coach shells are obtained subject to consignment agreements with manufacturers and it is the Company's policy to record them as part of work in progress inventories and trade accounts payable.

     Depreciation: Depreciation is recorded using straight-line methods over the estimated useful lives of the related assets for financial reporting purposes.

     Income taxes: The Company, with consent of its stockholder, has elected under Internal Revenue Code Section 1362(a) to be taxed as an S-Corporation as of January 1, 1992, whereby income or losses are passed through the Corporation to the individual stockholder. Accordingly, no provision for income taxes has been presented in the accompanying financial statements. The primary differences between the basis of items for income tax purposes and the carrying amounts of such items for financial reporting purposes relate to accounts receivable, inventory overhead, depreciation expense, warranty reserve, and accrued vacation pay.

     Advertising  costs:  The Company  expenses  advertising  costs as incurred.
     Total advertising costs included in "operating expenses" in the accompanying financial statements amounted to $84,815 for the year ended December 31, 1995.

     Warranty reserve: A product warranty reserve of $115,000 as of December 31, 1995, which is based on estimates of future costs associated with fulfilling warranty obligations, is included in "accrued expenses and other liabilities" in the accompanying financial statements. The estimates are derived from historical cost experience.

     Fair value of financial instruments: The estimated fair value of the Company's cash equivalents and trade accounts receivable and payable approximated their carrying value at year-end. It is not practicable to estimate the fair value of other financial instruments held or owed by the Company including, but not limited to, other receivables and payables (including notes payable) due to the lack of readily available information regarding the marketability of such instruments and the effects of credit risk on the measurement of fair value for such instruments.

     Use of estimates: Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in computing the allowance for doubtful accounts, inventory overhead, depreciation expense, and certain accrued expenses including the warranty reserve. It is at least reasonably possible that the significant estimates used will change within the next year.



                See The Accompanying Independent Auditors' Report

                           VANTARE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1995


NOTE B - ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS:

     At December 31, 1995, the Company had a claim with an insurance company for hail damage to motor coaches in inventory in the amount of $122,386.

     A summary of the changes in the allowance for doubtful accounts follows:

     Balance - Beginning of year                                    $  (7,500)
     Provision charged to net loss                                     (9,821)
     Accounts written off                                               3,587
                                                                     --------
         Balance - End of year                                      $ (13,734)
                                                                     ========

NOTE C - INVENTORIES:

     Inventories consist of the following:

     Raw materials                                                 $  225,247
     Work in progress                                               2,521,968
     Used coaches                                                   1,588,500
                                                                    ---------
         Total inventories                                         $4,335,715
                                                                    =========

NOTE D - PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                 Depreciable
       Category                           Cost                      Lives

Furniture, fixtures and equipment       $ 231,652                 5 -  7 years
Vehicle                                    13,100                      5 years
Leasehold improvements                     24,660                     10 years

    Total                                 269,412

Less:  Accumulated depreciation           (54,943)
                                         --------
    Net property and equipment          $ 214,469
                                         ========

NOTE E - LINE OF CREDIT:

     The Company has available a $1,000,000 line of credit with a brokerage company, which is collateralized by an investment account belonging to the Company's sole stockholder. The line of credit bears interest at the prime rate plus .75% (prime was 8.5% at December 31, 1995) and expires November 31, 1996. As of December 31, 1995, the outstanding balance under the line of credit agreement was $837,085.

                See The Accompanying Independent Auditors' Report

                           VANTARE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1995


NOTE F - STOCKHOLDER'S EQUITY:

     The Company's common stock has no par value. Twenty shares are authorized, issued and outstanding at December 31, 1995.


NOTE G - RELATED PARTY TRANSACTIONS:

     At December 31, 1995, the Company has a note payable to its sole stockholder in the amount of $166,099. The note bears interest of 6% annually and is not evidenced by a written instrument. It is a long term loan with no set repayment schedule.


NOTE H - CERTAIN CONCENTRATIONS:

     The Company currently buys most of its coach shells from one supplier. Although there are a limited number of manufacturers of the coach shells, management believes that other suppliers could provide similar coach shells on similar terms.


NOTE I - COMMITMENT:

     The Company has entered into an operating lease agreement for its facilities. Total lease expense under this lease amounted to $124,596 for the year ended December 31, 1995. Future minimum lease payments under this noncancellable operating lease as of December 31, 1995, are as follows:

                 Year Ending
                 December 31,
                 ------------
                    1996                                          $  83,064
                                                                  =========

NOTE J - SUBSEQUENT EVENTS:

     The Company plans to enter into an agreement to sell substantially all of its assets and liabilities to Featherlite Manufacturing, Inc. in a tax-free reorganization pursuant to Internal Revenue Code Section 368. The sale is scheduled for closing on July 1, 1996.



                See The Accompanying Independent Auditors' Report

                           VANTARE INTERNATIONAL, INC.
                                 BALANCE SHEETS
                                   (unaudited)


                                     ASSETS

                                                               June 30,
                                                         1996            1995
CURRENT ASSETS:
     Cash                                           $   36,814       $  227,858
     Investment-debt security                           50,512             --
     Temporary investment in marketable
      equity securities                                229,339             --
     Accounts receivable:
       Trade, net                                        9,360            9,193
       Insurance claim                                 122,386             --
     Inventories                                     5,628,350        2,798,448
     Prepaid expenses and other                          5,296            2,983
                                                     ---------        ---------
             Total current assets                    6,082,057        3,038,482

PROPERTY AND EQUIPMENT, at cost less
     accumulated depreciation                          190,495          208,347

DEPOSITS AND OTHER ASSETS                              154,185          154,185
                                                     ---------        ---------
             Total assets                           $6,426,737       $3,401,014
                                                     =========        =========

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:
     Checks issued not yet presented                $  776,348       $     --
     Line of credit                                    739,725          666,845
     Floor plan notes payable                          718,032             --
     Trade accounts payable                          2,479,045        1,632,145
     Accrued expenses and other liabilities            309,728          187,882
     Customer deposits                               2,581,097        2,308,623
                                                     ---------        ---------
             Total current liabilities               7,603,975        4,795,495

NOTE PAYABLE TO STOCKHOLDER                            238,758          245,814
                                                     ---------        ---------
             Total liabilities                       7,842,733        5,041,309
                                                     ---------        ---------
STOCKHOLDER'S DEFICIT:
     Common stock                                          500              500
     Additional paid-in capital                        384,570          384,570
     Accumulated deficit                            (1,797,873)      (2,025,365)
     Unrealized loss on investment securities
       available-for-sale                               (3,193)            --
                                                     ---------        ---------
             Total stockholder's deficit            (1,415,996)      (1,640,295)

             Total liabilities and
                stockholder's deficit              $ 6,426,737      $ 3,401,014
                                                     =========        =========

               See The Accompanying Notes To Financial Statements
                                        1

                           VANTARE INTERNATIONAL, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                   (unaudited)



                                                  For The Six Months Ended
                                                          June 30,
                                                   1996               1995

NET SALES                                      $ 12,180,460     $  10,995,566

COST OF SALES                                    12,108,054        11,295,309
                                                 ----------        ----------
GROSS PROFIT                                         72,406          (299,743)

OPERATING EXPENSES                                  399,135           415,982
                                                 ----------        ----------
LOSS FROM OPERATIONS                               (326,729)         (715,725)
                                                 ----------        ----------
OTHER INCOME (EXPENSE):
     Gain on sales of investment securities
       available-for-sale                            12,068             --
     Dividend income                                  3,062             --
     Miscellaneous income                             7,351            19,534
     Interest expense                               (40,689)          (29,972)
                                                 ----------        ----------
           Total other income (expense), net        (18,208)          (10,438)

NET LOSS                                           (344,937)         (726,163)

ACCUMULATED DEFICIT - Beginning of period        (1,452,936)       (1,299,202)
                                                 ----------        ----------
ACCUMULATED DEFICIT - End of period            $ (1,797,873)    $  (2,025,365)
                                                 ==========        ==========


               See The Accompanying Notes To Financial Statements
                                        2

                           VANTARE INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS
                                   (unaudited)



                                                                                       For The Six Months Ended
                                                                                               June 30,
                                                                                         1996               1995
CASH FLOWS FROM (USED FOR) OPERATING ACTIVITIES:
     Net loss                                                                        $  (344,937)       $ (726,163)
       Adjustments to reconcile net loss to net cash flows from (used for)
         operating activities:
             Depreciation                                                                 21,846            16,324
             Bad debt expense                                                              --                1,320
             Gain on sales of investment securities available-for-sale                   (12,068)            --
             Change in accounts receivable                                                22,184            16,936
             Change in inventories                                                    (1,292,635)          585,468
             Change in prepaid expenses and other                                         22,282            (2,472)
             Change in other assets                                                      (35,000)            --
             Change in trade accounts payable                                            479,831            70,779
             Change in accrued expenses and other liabilities                             18,415            24,324
             Change in customer deposits                                                 476,912           148,074
                                                                                       ---------           -------
                 Net cash flows from (used for) operating activities                    (643,170)          134,590
                                                                                       ---------           -------
CASH FLOWS USED FOR INVESTING ACTIVITIES:
     Proceeds from sales of investment securities available-for-sale                     141,016             --
     Purchases of investment securities available-for-sale                              (411,992)            --
     Purchases of property and equipment                                                    (461)          (38,470)
     Proceeds from sale of property and equipment                                          2,589             8,704
                                                                                       ---------           -------
                 Net cash flows used for investing activities                           (268,848)          (29,766)
                                                                                       ---------           -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Checks issued not yet presented                                                     776,348             --
     Borrowings from stockholder                                                          76,775             7,821
     Repayment of borrowings from stockholder                                             (4,116)          (40,317)
     Net borrowings (repayments) on line of credit                                       (97,360)          149,103
     Net borrowings on floor plan notes payable                                          718,032             --
     Repayment of other borrowings                                                         --               (6,436)
                                                                                       ---------           -------
                 Net cash flows from financing activities                              1,469,679           110,171
                                                                                       ---------           -------
NET CHANGE IN CASH                                                                       557,661           214,995

CASH - Beginning of period                                                              (520,847)           12,863
                                                                                       ---------           -------
CASH - End of period                                                                 $    36,814        $  227,858
                                                                                       =========           =======
SUPPLEMENTAL DISCLOSURE:
     Cash paid during the period for:
       Interest                                                                      $    46,388        $   16,981
                                                                                       =========           =======


               See The Accompanying Notes To Financial Statements
                                        3

                           VANTARE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Industry: The Company is a manufacturer and servicer of custom bus-conversion motor coaches which commenced operations in 1991. The Company primarily sells its product to individuals throughout the United States and Canada.

     Revenue recognition: The Company recognizes revenue, net of all anticipated discounts, when the title to the motor coach passes, normally upon completion of production and issuance of an invoice and Manufacturer's Statement of Origin. Customer deposits consist of cash down payments and vehicle trade-ins and are recognized as revenue based upon the above conditions being met.

     Investment securities: Investment equity and debt securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' deficit. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amounts of the securities sold, using the specific identification method.

     Inventories: New coach shells and used coaches are stated at the lower of cost or market on a specific identification basis. Raw material inventories are stated at the lower of cost or market with costs determined by the average cost method. New coach shells are obtained subject to consignment agreements with manufacturers and it is the Company's policy to record them as part of work in progress inventories and trade accounts payable.

     Depreciation: Depreciation is recorded using straight-line methods over the estimated useful lives of the related assets for financial reporting purposes.

     Income taxes: The Company, with consent of its sole stockholder, has elected under Internal Revenue Code Section 1362(a) to be taxed as an S-Corporation as of January 1, 1992, whereby income or losses are passed through the Corporation to the individual stockholder. Accordingly, no provision for income taxes has been presented in the accompanying financial statements. The primary differences between the bases of items for income tax purposes and the carrying amounts of such items for financial reporting purposes relate to accounts receivable, inventory overhead, depreciation expense, warranty reserve, and accrued vacation pay.

     Advertising  costs:  The Company  expenses  advertising  costs as incurred.
     Total advertising costs included in "operating expenses" in the accompanying financial statements amounted to $57,180 and $71,676 for the six months ended June 30, 1996 and 1995, respectively.

     Warranty reserve: A product warranty reserve of $137,000 and $89,000 as of June 30, 1996 and 1995, respectively, which is based on estimates of future costs associated with fulfilling warranty obligations, is included in "accrued expenses and other liabilities" in the accompanying financial statements. The estimates are derived from historical cost experience.

     Cash and cash equivalents: The Company's policy is to include in cash and cash equivalents all highly liquid investments with original maturities of three months or less.

     Fair value of financial instruments: The estimated fair value of the Company's cash equivalents and trade accounts receivable and payable approximated their carrying value at year-end. The fair value of investment securities held is disclosed in Notes C and D. It is not practicable to estimate the fair value of other financial instruments held or owed by the Company including, but not limited to, other receivables and payables (including notes payable) due to the lack of readily available information regarding the marketability of such instruments and the effects of credit risk on the measurement of fair value for such instruments.

                           VANTARE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     Use of estimates: Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in computing the allowance for doubtful accounts, inventory overhead, depreciation expense, and certain accrued expenses including the warranty reserve. It is at least reasonably possible that the significant estimates used will change within the next year.


NOTE B - CONCENTRATION OF CREDIT RISK:

     The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


NOTE C - INVESTMENT-DEBT SECURITY:

     Investment in debt security consisted of the following:

                                                                        Gross
                                                Amortized             Unrealized               Fair Market
                                                  Cost              Gains (Losses)                Value
                                                 June 30,               June 30,                 June 30,
                                            1996         1995       1996         1995        1996         1995

     U.S. Treasury security               $ 50,287     $  --          $ 225       $ --        $50,512     $  --


No gains or losses were recognized on the debt security during the six months ended June 30, 1996 or 1995.

The amortized cost and fair market value of the debt security at June 30, 1996 and 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                           Amortized               Fair Market
                                                                             Cost                     Value
                                                                           June 30,                  June 30,
                                                                       1996        1995        1996         1995
     Due in one year or less                                         $  --        $ --        $ --        $  --
     Due after one year through five years                             50,287       --         50,512        --
                                                                      -------      ----        ------      -----
       Total                                                         $ 50,287     $ --        $50,512     $  --
                                                                      =======      ====        ======      =====



     At June 30, 1996, the U.S. Treasury security, which had a $230,000 par value, was pledged as collateral for a certain deposit account and line of credit.

                           VANTARE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE D - TEMPORARY INVESTMENT IN MARKETABLE EQUITY SECURITIES:

     Temporary investment in marketable equity securities consisted of the following:


                                                                             Gross
                                                                          Unrealized              Fair Market
                                                  Cost                   Gains (Losses)              Value
                                                 June 30,                   June 30,                June 30,
                                           1996          1995        1996          1995       1996          1995
     Common stocks                       $ 232,757     $  --       $ (3,418)      $ --      $ 229,339     $  --
                                          ========      =====       ========       ====      ========      =====

     Gains in the amount of $12,068 were recognized on equity securities during the six months ended June 30, 1996.


NOTE E - ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS:

     At June 30, 1996, the Company had a claim with an insurance company for hail damage to motor coaches in inventory in the amount of $122,386.

     A summary of the changes in the allowance for doubtful accounts follows:


                                                            June 30,
                                                       1996           1995

     Balance - Beginning of period                  $(13,734)     $ (7,500)
     Provision charged to net loss                     --           (1,320)
     Accounts written off                              6,234         1,320
                                                     -------        ------
       Balance - End of period                      $ (7,500)     $ (7,500)
                                                     =======        ======

NOTE F - INVENTORIES:

     Inventories consisted of the following:

                                                            June 30,
                                                      1996           1995

     Raw materials                              $   325,792    $   208,431
     Work in progress                             3,114,733      1,393,749
     Used coaches                                 2,048,000      1,165,000
     Accessory vehicles                             139,825         31,268
                                                  ---------      ---------
       Total inventories                        $ 5,628,350    $ 2,798,448
                                                  =========      =========

                           VANTARE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE G - PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following:


                                                                      June 30,                        Depreciable
                     Category                                    1996          1995                      Lives
     Furniture, fixtures and equipment                        $ 229,524      $ 220,166                5 -  7 years
     Vehicle                                                     13,100          --                        5 years
     Leasehold improvements                                      24,660         24,660                    10 years
                                                                -------        -------
         Total                                                  267,284        244,826

     Less:  Accumulated depreciation                            (76,789)       (36,479)
                                                                -------        -------
         Net property and equipment                           $ 190,495      $ 208,347
                                                                =======        =======

NOTE H - LINE OF CREDIT:

     The Company has available a $1,000,000 and $650,000 line of credit at June 30, 1996 and 1995, respectively, with a brokerage company, which is collateralized by an investment account belonging to the Company's sole stockholder. The line of credit bears interest at the prime rate plus .75% and expires November 31, 1996. As of June 30, 1996 and 1995, the outstanding balances under the line of credit agreement were $739,725 and $666,845, respectively.


NOTE I - FLOOR PLAN NOTES PAYABLE:

     Floor plan notes payable consisted
     of the following:
                                                              June 30,
                                                         1996         1995

     Floor plan notes payable,  secured by
     substantially all assets,  due as the used
     coaches are sold, interest payable monthly
     at 2.35% over prime, guaranteed by
     the Company's sole stockholder                  $ 718,032      $  --
                                                       =======       ======

     Total interest expense on the above notes amounted to $25,164 and $0 for the six months ended June 30, 1996 and 1995, respectively.


NOTE J - STOCKHOLDER'S EQUITY:

     The Company's common stock has no par value. Twenty shares are authorized, issued and outstanding at June 30, 1996 and 1995, respectively.

                           VANTARE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE K - RELATED PARTY TRANSACTIONS:

     At June 30, 1996 and 1995, the Company has a note payable to its sole stockholder in the amount of $238,758 and $245,814, respectively. The note bears interest at 6% annually and is not evidenced by a written instrument. It is a long-term loan with no set repayment schedule.


NOTE L - CERTAIN CONCENTRATIONS:

     The Company currently buys most of its coach shells from one supplier. Although there are a limited number of manufacturers of the coach shells, management believes that other suppliers could provide similar coach shells on similar terms.


NOTE M - COMMITMENT:

     The Company has entered into an operating lease agreement for its facilities. Total lease expense under this lease amounted to $62,298 for the six months ended June 30, 1996 and 1995. Future minimum lease payments under this noncancellable operating lease as of June 30, 1996 are as follows:

                 Year Ending
                  June 30,

                   1997                                          $  20,766
                                                                   =======

NOTE N - SUBSEQUENT EVENT:

     The Company sold substantially all of its assets and liabilities to Featherlite Manufacturing, Inc. on July 1, 1996.

FEATHERLITE MFG. INC
Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements are based on the historical financial statements of Featherlite Mfg., Inc. These statements also show the unaudited pro forma information to give effect to the acquisition of the assets of Vantare International, Inc. which was acquired as of July 1, 1996. This aquisition was accounted for as a purchase. The accompanying unaudited combined consolidated balance sheet reflects this acquisition as if it had occurred at June 30, 1996. The unaudited pro forma consolidated statement of operations for the six month period ended June 30, 1996 and for the year ended December 31, 1995 reflect the acquisition as if it occurred as of January 1, 1995. The unaudited pro forma financial statements are not necessarily indicative of the results of future operations

FEATHERLITE MFG., INC.
Unaudited Pro Forma Combined Consolidated Balance Sheet
June 30, 1996
(dollars in thousands)


                                                                              --------------Pro Forma ---------------
                                                                            -----------------------------------------------
ASSETS                                     Featherlite      Vantare         Adjustments           Combined

Current Assets
    Cash and short term investments                831              317                                  1,148
    Accounts receivable                          6,108              132                                  6,240
    Inventories                                 17,796            5,628                                 23,424
    Other current assets                           974                5                                    979
                                           ------------     ------------                          -------------
          Total current assets                  25,709            6,082                                 31,791

Property and equipment, net                     12,344              190                 77     (2)      12,611
Intangibles and other assets                     6,320              154              3,740  (1)(2)      10,214
                                           ============     ============    ===============       =============
                                                44,373            6,426              3,817              54,616
                                           ============     ============    ===============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current maturities long term debt              911                                                     911
    Other notes payable                            166            1,458                                  1,624
    Accounts payable                             6,542            3,255                                  9,797
    Other accrued liabilities                    2,529            2,891                                  5,420
                                           ------------     ------------                          -------------
          Total current liabilities             10,148            7,604                                 17,752

Long term debt                                  15,389              239                                 15,628
Other long-term liabilities                        818                                                     818

Stockholders' equity
    Common stock                                12,420                               2,400      (1)     14,820
    Additional paid-in capital                   4,062              384               (384)     (1)      4,062
    Retained earnings (deficit)                  1,536           (1,801)             1,801      (1)      1,536
                                           ------------     ------------    ---------------       -------------
          Total stockholders' equity            18,018           (1,417)             3,817              20,418
                                           ------------     ------------    ---------------       -------------
                                                44,373            6,426              3,817              54,616
                                           ============     ============    ===============       =============

See notes to Pro Forma Financial Statments

FEATHERLITE MFG., INC.
Unaudited Pro Forma Combined Consolidated Statement of Operations
(dollars in thousands)


                                                       For the Six Months Ended June 30, 1996
                                                                              ----------Pro Forma -----------
                                                                            -----------------------------------
                                           Featherlite      Vantare         Adjustments           Combined
                                           ------------     ------------    ---------------       -------------

Net Sales                                       21,169           12,180                                 33,349
Costs and expenses
    Cost of Sales                               18,465           12,108                                 30,573
    Selling, general and administrative          2,619              399                 88      (3)      3,106
    Interest expense                               326               41                                    367
    Other (income) expense                        (263)             (23)                                  (286)
                                           ------------     ------------    ---------------       -------------
Income before taxes                                  22            (345)               (88)               (411)
Provision for income taxes                            8                               (157)     (4)       (149)
                                           ============     ============    ===============       =============
Net income                                           14            (345)                70                (261)
                                           ============     ============    ===============       =============

Net income per share                               0.00                                                  (0.04)
                                           ------------                                           -------------

Common Shares Outstanding (000's)                 5955                                 400      (1)       6355
                                           ============                     ===============       =============



                                                       For the Year Ended December 31, 1995
                                                                              ----------Pro Forma -----------
                                                                            -----------------------------------
                                           Featherlite      Vantare         Adjustments           Combined
                                           ------------     ------------    ---------------       -------------

Net Sales                                       69,159           19,821                                 88,980
Costs and expenses
    Cost of Sales                               58,673           19,368                                 78,041
    Selling, general and administrative          9,993              699                187      (3)     10,879
    Interest expense                               799               51                                    850
    Other (income) expense                      (1,478)            (143)                                (1,621)
                                           ------------     ------------    ---------------       -------------
Income before taxes                              1,172             (154)              (187)                831
Provision for income taxes                         471                                (137)     (4)        334
                                           ============     ============    ===============       =============
Net income                                         701             (154)               (50)                497
                                           ============     ============    ===============       =============

Net income per share                              0.12                                                    0.08
                                           ------------                                           -------------

Common Shares Outstanding (000's)                5,955                                 400      (1)      6,355
                                           ============                     ===============       =============


See notes to Pro Forma Financial Statments

FEATHERLITE MFG, INC.
Notes to Pro Forma Consolidated Financial Statements

(1) To reflect the purchase of the assets of Vantare International, Inc. based on the assumption that the transaction was completed as of July 1, 1996. The acquisition has been accounted for as purchase and accordingly, the purchase price of 400,000 restricted shares of the Company's common stock (including 100,000 shares held in escrow pending the attainment of defined earnings by Vantare for 1996) with a value of approximately $2.4 million was allocated to the assets acquired and the liabilities assumed based on their fair values. The excess of the purchase price above the fair value of the net assets acquired of approximately $3.7 million ( which can be reduced by up to $600,000 if all the shares in escrow are not issued due to not attaining required defined earnings) has been assigned to intangible assets and is being amortized over twenty years.

(2) To reflect the restatement of fixed assets to fair value as a result of the acquisition.

(3) To record amortization of the portion of the purchase price allocated to intangible assets over 20 years .

(4) To adjust income taxes as a result of the effect of the pro forma adjustments on income before taxes and to adjust for the change in tax status of Vantare earnings from being filed as a Subchapter S corporation to filing as part of a consolidated Subchapter C corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

                                       FEATHERLITE MFG., INC.
                                       Registrant


Date: September 13, 1996

                                       By \s\  Conrad Clement
                                          Conrad Clement
                                          President and Chief Executive Officer



                                       By \s\  Jeffery A. Mason
                                          Jeffery A. Mason
                                          Chief Financial Officer

                                  EXHIBIT INDEX


                             Featherlite Mfg., Inc.

                               Form 8-K/A (No. 1)


Exhibit No.                         Description

  (2) Agreement and Plan of Reorganization, dated July 1, 1996, by and among Featherlite Mfg., Inc., Vantare International, Inc. and Michael Guth. Pursuant to Item 601(b)(2) of Regulation S-K, upon the request of the Commission, the Registrant undertakes to furnish supplementally to the Commission a copy of any schedules to the Agreement and Plan of Reorganization which are listed in such agreement--Previously Filed.

 (10) Employment Agreement, dated July 1, 1996, between Featherlite Mfg., Inc.
                                    and Michael Guth--Previously Filed.